EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 of K2 Inc. (the “Company”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Company certifies, that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2005	/s/ RICHARD J. HECKMANN
Richard J. Heckmann
Chairman and Chief Executive Officer

Date: November 9, 2005	/s/ DUDLEY W. MENDENHALL
Dudley W. Mendenhall
Senior Vice President and Chief Financial Officer

Date: November 9, 2005	/s/ J. WAYNE MERCK
J. Wayne Merck
President and Chief Operating Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Commission or its staff upon request.